                                                                     EXHIBIT 3.4


         THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. THE WARRANT REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN LOCK-UP PROVISIONS SET FORTH IN THAT CERTAIN SUBSCRIPTION AGREEMENT OF EVEN DATE HEREWITH BETWEEN THE ORIGINAL HOLDER HEREOF AND BARINGTON CAPITAL GROUP, L.P.

                        THE TRANSFER OF THIS WARRANT IS
                        RESTRICTED AS DESCRIBED HEREIN,

                         OBJECTIVE COMMUNICATIONS, INC.

              Warrant for the Purchase of Shares of Common Stock,
                            $.01 par value per share

                    THIS WARRANT EXPIRES ON OCTOBER 18, 2001


No.                                                                      Shares
    ------                                                        ------

         THIS CERTIFIES that, for value received, _____________________ with an address at _______________________________________ (including any transferee, the "Holder"), is entitled to subscribe for and purchase from Objective Communications, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M. on October 18, 2001, New York time (the "Exercise Period"), ________ shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), at a price equal to $3.30 per share prior to consummation of the Company's initial public offering, and at the lesser of $3.30 and 60% of the initial public offering price per share of Common Stock in the Company's initial public offering thereafter (the "Exercise Price").

         If the Company avails itself of the Extension Period (as such term is defined in Section I(e) of the Subscription Agreements, dated the date hereof between the Company and certain investors (the "Subscription Agreements")), then the number of shares of Common Stock which this Warrant represents the right to purchase shall be increased by 10% for each month of the Extension Period and thereafter during which any of the indebtedness entered into pursuant to the Subscription Agreements remains outstanding. If the Company avails itself of the Extension

Period then the Exercise Price following the Company's initial public offering shall be deemed to have been defined in the preceding sentence as the lesser of $2.75 and 50% of the initial public offering price per share of Common Stock in the Company's initial public offering.

         Notwithstanding anything to the contrary contained herein, in the event that (i) Barington Capital Group, L.P. ("Barington") commences its selling efforts with respect to the offering contemplated under the letter of intent between the Company and Barington dated October 7, 1996 with respect to an initial public offering of the Company's securities (the "Letter of Intent"), and is either unable to sell the full amount of such offering or is unable to sell such offering within the price range set forth in the Letter of Intent, and (ii) the Company consummates an alternative financing from an unrelated party in which the Notes (as hereinafter defined) and any accrued interest thereon are paid in full prior to the Time-Based Maturity Date (as such term is defined in the Subscription Agreement pursuant to which this Warrant was issued by the Company), without taking into account any extensions thereof, then the exercise price hereunder shall be adjusted to the same per share price paid by the investors in any such alternate financing.

         This Warrant is the warrant or one of the warrants (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants") issued pursuant to an offering (the "Offering") by the Company of units, each consisting of (i) a $100,000 senior secured promissory note (collectively, with all notes included in the units, the "Notes"), and (ii) a warrant to purchase 25,000 shares of Common Stock, pursuant to a Confidential Private Placement Memorandum, dated October 9, 1996, as it may be amended or supplemented (the "Memorandum"). As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

         The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

         1.      (a)      This Warrant may be exercised during the Exercise
Period, as to the whole or any lesser number of whole warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at Objective Communications, Inc., 14100 Park Meadow Drive, Chantilly, VA 20151, or at such other place as is designated in writing by the Company. Subject to Section 1(b) hereof, such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by certified or bank cashier's check payable to the order of the Company, or as provided in Section 1(b) hereof, or as otherwise provided in Section 1(b) hereof.

                 (b) All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the Exercise Notice such intention and either
(x) the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise, or (y) the amount of then outstanding principal and accrued interest under Notes submitted with such Exercise Notice, to be deemed to be prepaid pursuant to such exercise. The number of shares of Common Stock the Holder shall receive (the "Cashless Exercise Number") upon such exercise pursuant to clause (x) of this Section 1(b) shall equal the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the then current Exercise Price is divided by the then Current Market Price per share (as hereinafter defined). The amount credited toward the payment due from the Holder upon such exercise in respect of prepayment of Notes pursuant to clause (y) of this Section 1(b) shall equal the amount of principal and interest deemed prepaid thereby.

         2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         3.      (a)    Any Warrants issued upon the transfer or exercise in
part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

                 (b) The Holder acknowledges that he has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the original Holder's Subscription Agreement executed and delivered in accordance with the terms of the Offering (the "Subscription Agreement"). The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically provided herein, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

                 (c) Following any assignment or other transfer resulting in the issuance of warrants to purchase Warrant Shares purchasable hereunder to more than one person or entity, all elections that may be made by the Holders under such warrants shall be made by written notice of Holders representing rights to purchase a majority of the Warrant Shares for which such warrants are then exercisable.

         4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

         5.      (a)      In case the Company shall at any time after the date
this Warrant is first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, but only if such combination is effective after such time as, were an exercise of the Warrant to take place, in whole or in part, no adjustment of the Exercise Price would be required pursuant to Subsection 5(e) hereof, then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares for such consideration which, if such Warrant had been exercised immediately prior to such time at the then-current exercise price, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                 (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or changeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 5(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of such class of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                 (d) In case the Company shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 5(a), 5(b), or 5(c) above, (ii) upon any issuance of securities pursuant to the Offering or the proposed initial public offering or the exercise of securities so issued, (iii) upon exercise of the Warrants, (iv) upon issuance or exercise of any warrants issued to Barington or its designees in connection with the Offering or the public offering proposed to be made as described in the Memorandum, (v) upon adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to the Preamble hereof, (vi) upon issuance or exercise of up to 450,000 stock options granted or to be granted to the directors, consultants or employees of the Company, other than existing stockholders of the Company, pursuant to a stock option plan reasonably acceptable to Barington, or (vii) upon issuance, prior to the initial public offering of the Company, of shares of Common Stock in a currently contemplated equity private placement in an amount and at a valuation consented to by Barington and with proceeds in the approximate amount of the positive difference between $3.0 million and the initial aggregate principal amount of the Notes) at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price per share of Common Stock in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such Current Market Price, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, without limitation, a change resulting from the antidilution provisions thereof. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 5(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                 (e) In the event of an exercise of this Warrant, whether in part or whole, prior to or concurrent with the Company's achieving a capitalization of no more than a total of 4,100,000 shares of all classes of its capital stock outstanding (including shares reserved for issuance upon exercise or conversion of securities (other than Capital Stock) exercisable or convertible into any class of Capital Stock of the Company including, without limitation, 450,000 shares issuable upon exercise of options issued or issuable pursuant to an employee stock option plan acceptable to Barington and shares reserved for issuance in connection with a currently contemplated equity private placement in an amount and at a valuation consented to by Barington and with proceeds in the approximate amount of the positive difference between $3.0 million and the initial aggregate principal amount of the Notes, but excluding any shares of Capital Stock theretofore issued or reserved for issuance in connection with the Offering)) (an "Early Exercise"), in addition to any other adjustments provided for herein, the Exercise Price shall be adjusted to be the product obtained by multiplying (X) the previously effective Exercise Price by
(Y) the quotient obtained by dividing 4,100,000 by the number of shares of all classes of Capital Stock then outstanding (including any shares of any class of Capital Stock reserved for issuance upon exercise or conversion of any securities (other than Capital Stock) exercisable or convertible into shares of any class of Capital Stock of the Company including, without limitation, 450,000 shares issuable upon exercise of options issued or issuable pursuant to an employee stock option plan acceptable to Barington and shares reserved for issuance in connection with a currently contemplated equity private placement in an amount and at a valuation consented to by Barington and with proceeds in the approximate amount of the positive difference between $3.0 million and the initial aggregate principal amount of the Notes, but excluding any shares of Capital Stock theretofore issued or reserved for issuance in connection with the Offering)). In the event of an Early Exercise, this Warrant shall be exercisable for a maximum number of shares of Common Stock equal to the number of shares of Common Stock then issuable upon exercise of this Warrant multiplied by a fraction, the numerator of which equals the number of shares of Capital Stock then outstanding (including shares reserved for issuance upon exercise or conversion of securities (other than Capital Stock) exercisable or convertible into Capital Stock of the Company including, without limitation, 450,000 shares issuable upon exercise of option issued or issuable pursuant to an employee stock option plan acceptable to Barington and shares reserved for issuance in connection with a currently contemplated equity private placement in an amount and at a valuation consented to by Barington and with proceeds in the approximate amount of the positive difference between $3.0 million and the initial aggregate principal amount of the Notes, but excluding any shares of Capital Stock theretofore issued or reserved for issuance in connection with the Offering)), and the denominator of which equals 4,100,000. If such Early Exercise is for less than the maximum number of shares of Common Stock provided for in the previous sentence, the new Warrant subsequently issued to the Holder pursuant to Section 2 hereof shall represent Warrants to purchase a number of shares of Common Stock equal to the product of (X) the number of Warrants represented by this Warrant prior to the adjustment provided for in this subparagraph and prior to the Early Exercise times (Y) the quotient obtained by dividing the number of shares of Common Stock for which this Warrant was exercised in the Early Exercise by the maximum number of shares of Common Stock for which this Warrant could have been exercised in such Early Exercise.

                 (f) For the purpose of any computation under this Section 5 or Section 1, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc., through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

                 (g) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                 (h) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                 (i) Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 5(b), 5(c), or 5(d) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

                 (j) Whenever there shall be an adjustment as provided in this Section 5 other than adjustments pursuant to Subsection 5(e), the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                 (k) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

         6.      (a)      In case of any consolidation with or merger of the
Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall
(i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                 (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                 (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         7.      In case at any time the Company shall propose to:

                 (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                 (b) issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                 (c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6 hereof; or

                 (d) effect any liquidation, dissolution, or winding-up of the Company; or

                 (e) take any other action which would cause an adjustment to the Exercise Price (other than an adjustment pursuant to Subsection 5(e) hereof);

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

         8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         9.      (a)      If at any time following the date of issuance of this
Warrant, the Company shall file a registration statement for the Company's initial public offering with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as hereinafter defined) are outstanding, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the then holders of any Registrable Securities (the "Eligible Holders") and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all of the Registrable Securities of any Eligible Holders, all to the extent necessary to permit the public offering and sale of the Registrable Securities through the facilities of all securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. As used herein, "Registrable Securities" shall mean the Warrant Shares, if any, which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

                 (b) If, at any time following the date of issuance of this Warrant, the Company shall file a registration statement (other than for the Company's initial public offering or any registration statement on Form S-4, Form S-8, or any successor form) with the Commission while any Registrable Securities are outstanding, and for any reason the Eligible Holders will not otherwise have as of the effective date of such registration statement, the benefit of an effective registration statement, including all required amendments and supplements, filed pursuant to Section 9(a) or 9(c) hereof, registering for sale the Registrable Securities, the Company shall give all the Eligible Holders at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent necessary to permit the public offering and sale of the Registrable Securities through the facilities of all securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Registrable Securities shall not be entitled to have such Eligible Holder's Registrable Securities (or the portions thereof so designated by the managing underwriter) included in such registration statement, provided that no such exclusion or reduction shall be made as to any Registrable Securities if any securities of the Company are included in such registration statement for the account of any person other than the Company and any Eligible Holder unless the securities so included in such registration statement for each such other person or persons requesting registration shall have been reduced by the same proportion (based upon the total amount of securities for which each person is entitled to request registration in such registration statement) as the Registrable Securities which were requested to be included in such registration were reduced.

                 (c) If at any time after 12 months after the effective date of the Company's initial public offering, and for any reason the Eligible Holders do not otherwise have as of such date the benefit of an effective registration statement, including all required amendments and supplements thereto, filed pursuant to Section 9(a) or 9(b) hereof registering for sale the Registrable Securities, the Company shall receive a written request, from Eligible Holders who in the aggregate own (or which upon exercise of all Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercise would be included) in the Registrable Securities then outstanding ("Majority Holders"), to register the sale of all or part of such Registrable Securities, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Eligible Holders) shall be borne by the Company and one additional such registration statement for which all such expenses shall be paid by the Eligible Holders electing to include Registrable Securities in such Registration Statement. The Company shall not be obligated to effect any registration of its securities pursuant to this Section 9(c) within six months after the effective date of a previous registration statement prepared and filed in accordance with Section 9(a) (in which Registrable Securities could have been included), 9(b) or 9(c). Within ten business days after receiving any request contemplated by this Section 9(b), the Company shall send written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Securities, provided that the Company receives a written request to do so from such Eligible Holder within 20 days after receipt by him or it of the Company's notice.

                 (d) In the event of a registration pursuant to the provisions of this Section 9, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not by reason of this Section 9(d) be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

                 (e) The Company shall keep effective any registration or qualification contemplated by this Section 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Registrable Securities taking into account any lock-up agreement agreed to by such Holder, and the underwriter of the Company's initial public offering; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                 (f) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish to each Eligible Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

                 (g) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor to the best knowledge of such counsel has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, and (ii) the registration statement and the prospectus included therein and any supplements or amendments thereto (except for financial statements and related schedules and documents incorporated thereto by reference, as to which such counsel need express no opinion) comply as to form in all material respects with the Act, and the rules and regulations of the Commission thereunder (except for financial statements and related schedules, as to which counsel need express no opinion). In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, and representatives of independent accountants for the Company, at which conferences such counsel made inquiries of such officers, representatives and accountants; discussed the contents of the preliminary prospectus; the registration statement; and the prospectus and related matters were discussed and, although such counsel is not passing and does not assume any responsibility for the accuracy, completeness or fairness, the statements contained in the preliminary prospectus, the registration statement and the prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead it to believe that either the registration statement or on any amendment thereto, at the time such registration statement or amendment became effective or the preliminary prospectus or prospectus or amendment or any supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the preliminary prospectus, the registration statement, or prospectus). The Company shall also furnish to each Eligible Holder a cold comfort letter from the independent certified public accountants of the Company in customary form and substance.

                 (h) In the event of a registration pursuant to the provision of this Section 9, the Company and each Eligible Holder shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

                 (i) The Company agrees that, after the completion of its initial public offering and until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

                 (j) Except for rights granted to holders of the Warrants, any warrants issued or issuable to Barington or its designees in connection with this Offering or any other public or private offering, and the Notes, the Company will not grant to any persons the right to request the Company to register any securities of the Company without the written consent of the Majority Holders, provided that the Company may grant such registration rights to other persons so long as such rights are pari passu or subordinate to the rights of the holders of the Registrable Securities.

         10.     (a)      Subject to the conditions set forth below, the
Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, without limitation, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with, (i) any breach of any representation, warranty, covenant, or agreement of the Company contained in any of the Notes or Warrants, or (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities, or (B) in any application or other document or communication (in this Section 10 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under any of the Notes or Warrants.

         If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability under this Section 10(a) unless the Company shall have been materially prejudiced by such failure or relieve the Company from any liability other than pursuant to this Section 10(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 10 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

                 (b) The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in Section 10(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 10(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a).

                 (c)      To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Warrant expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such an the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Eligible Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Registrable Securities) by it and included in such registration an compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Registrable Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent representation. For purposes of this Section 10(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as each Eligible Holder or control person and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 10(c). Anything in this Section 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 10(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

         11. Unless registered pursuant to the provisions of Section 9 hereof, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                         "THE SHARES REPRESENTED BY THIS CERTIFICATE
                 HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

         12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder thereof that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

         13. The Holder of any Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         14. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

         15. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 7(b) of the Subscription Agreement. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint or other process.

         16. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at Objective Communications, Inc., 14100 Park Meadow Drive, Chantilly, VA 20151, Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 16. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 16. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 16 shall be deemed given at the time of receipt thereof.

         17. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

         18. This Warrant may be amended or any of its provisions waived only by a written consent or consents executed by the Company and Holders of Warrants representing a majority of the Warrants issued to investors pursuant to the Memorandum. Any amendment or waiver shall be binding upon all future Holders.

Dated:   October 18, 1996
                                  OBJECTIVE COMMUNICATIONS, INC.



                                  By:
                                      --------------------------------
                                       Name:  Steven A. Rogers
                                       Title:  President & CEO


----------------------------------
Robert Emery, Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns, and transfers unto _________________________ a Warrant to purchase ________ shares of Common Stock, $.01 par value per share, of Objective Communications, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:
        ----------------------


                                        Signature
                                                   -----------------------------

                                        ----------------------------------------
                                        Signature Guarantee


                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      Objective Communications, Inc.
         14100 Park Meadow Drive
         Chantilly, VA 20151
                              ELECTION TO EXERCISE

         The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________, including (i) $________ by certified or bank cashier's check, (ii) $________ by deemed prepayment of Notes held by ________, and/or (iii) cancellation of Warrants to purchase _____ Warrant Shares based upon a Maximum Number (as therein defined) of ________, in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Print Name, Address and Social Security
                         or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant and the remaining portion of the within Warrant be not cancelled in payment of the Exercise Price, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print Name, Address and Social Security
                        or Tax Identification Number)

 Dated:                                 Name:
       -------------------------               ---------------------------------
                                                             (Print)


Address:
         -----------------------------------------------------------------------

                                        ----------------------------------------

                                 (Signature)


                                 -----------------------------------------------
                                 (Signature Guarantee)


                                 -----------------------------------------------
                                 (Signature Guarantee)